                                                                    EXHIBIT 12.1

                         LEUCADIA NATIONAL CORPORATION
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
               (EXCLUDING INTEREST ON CUSTOMER BANKING DEPOSITS)

                                    THREE MONTHS
                                   ENDED MARCH 31,                     YEAR ENDED DECEMBER 31,
                                ---------------------   -----------------------------------------------------
                                  2003        2002        2002        2001       2000       1999       1998
                                  ----        ----        ----        ----       ----       ----       ----
                                                           (DOLLARS IN THOUSANDS)
Income (loss) from continuing
  operations before cumulative
  effect of a change in
  accounting principles.......  $(13,786)   $ 11,303    $ 152,531   $ 62,928   $146,606   $187,748   $ 52,704
Add (deduct):
    Income taxes..............    11,529       6,323     (111,178)   (22,917)    75,496     36,863    (27,001)
    Fixed charges per below...     6,627       6,269       26,428     26,831     32,810     38,015     45,498
    Equity in income (losses)
      of associated
      companies...............    (4,068)    (30,530)     (91,373)    24,576    (29,293)     2,932    (23,290)
    Distributed income from
      equity investees........    18,072      29,955       41,738     76,317      3,816      8,811     52,310
                                --------    --------    ---------   --------   --------   --------   --------
        Income, as adjusted...  $ 18,374    $ 23,320    $  18,146   $167,735   $229,435   $274,369   $100,221
                                --------    --------    ---------   --------   --------   --------   --------
                                --------    --------    ---------   --------   --------   --------   --------
Fixed charges:
    Interest on debt
      (excluding customer
      banking deposits).......  $  3,893    $  3,439    $  15,512   $ 16,264   $ 21,688   $ 26,521   $ 30,402
    Minority expense of trust
      preferred securities....     2,124       2,124        8,495      8,495      8,494      8,494     12,689
    Amortization of debt
      expense and premium.....       187         128          688        505        495        909      1,407
    Portion of rent
      representative of the
      interest factor ( 1/3 of
      rents)..................       423         578        1,733      1,567      2,133      2,091      1,000
                                --------    --------    ---------   --------   --------   --------   --------
        Total fixed charges...  $  6,627    $  6,269    $  26,428   $ 26,831   $ 32,810   $ 38,015   $ 45,498
                                --------    --------    ---------   --------   --------   --------   --------
                                --------    --------    ---------   --------   --------   --------   --------
Ratio of earnings to fixed
  charges.....................      2.77        3.72          .69       6.25       6.99       7.22       2.20
                                --------    --------    ---------   --------   --------   --------   --------
                                --------    --------    ---------   --------   --------   --------   --------

Note: For the year ended December 31, 2002, earnings were inadequate to cover fixed charges by $8.3 million.

                                                                    EXHIBIT 12.1

                         LEUCADIA NATIONAL CORPORATION
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
               (INCLUDING INTEREST ON CUSTOMER BANKING DEPOSITS)

                                    THREE MONTHS
                                   ENDED MARCH 31,                     YEAR ENDED DECEMBER 31,
                                ---------------------   -----------------------------------------------------
                                  2003        2002        2002        2001       2000       1999       1998
                                  ----        ----        ----        ----       ----       ----       ----
                                                           (DOLLARS IN THOUSANDS)
Income (loss) from continuing
  operations before cumulative
  effect of a change in
  accounting principles.......  $(13,786)   $ 11,303    $ 152,531   $ 62,928   $146,606   $187,748   $ 52,704
Add (deduct):
    Income taxes..............    11,529       6,323     (111,178)   (22,917)    75,496     36,863    (27,001)
    Fixed charges per below...     9,533      11,418       44,463     58,330     59,231     50,703     56,700
    Equity in income (losses)
      of associated
      companies...............    (4,068)    (30,530)     (91,373)    24,576    (29,293)     2,932    (23,290)
    Distributed income from
      equity investees........    18,072      29,955       41,738     76,317      3,816      8,811     52,310
                                --------    --------    ---------   --------   --------   --------   --------
        Income, as adjusted...  $ 21,280    $ 28,469    $  36,181   $199,234   $255,856   $287,057   $111,423
                                --------    --------    ---------   --------   --------   --------   --------
                                --------    --------    ---------   --------   --------   --------   --------
Fixed charges:
    Interest on debt
      (including customer
      banking deposits).......  $  6,799    $  8,588    $  33,547   $ 47,763   $ 48,109   $ 39,209   $ 41,604
    Minority expense of trust
      preferred securities....     2,124       2,124        8,495      8,495      8,494      8,494     12,689
    Amortization of debt
      expense and premium.....       187         128          688        505        495        909      1,407
    Portion of rent
      representative of the
      interest factor ( 1/3 of
      rents)..................       423         578        1,733      1,567      2,133      2,091      1,000
                                --------    --------    ---------   --------   --------   --------   --------
        Total fixed charges...  $  9,533    $ 11,418    $  44,463   $ 58,330   $ 59,231   $ 50,703   $ 56,700
                                --------    --------    ---------   --------   --------   --------   --------
                                --------    --------    ---------   --------   --------   --------   --------
Ratio of earnings to fixed
  charges.....................      2.23        2.49          .81       3.42       4.32       5.66       1.97
                                --------    --------    ---------   --------   --------   --------   --------
                                --------    --------    ---------   --------   --------   --------   --------

Note: For the year ended December 31, 2002, earnings were inadequate to cover fixed charges by $8.3 million.